Exhibit 32.2
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                Certification pursuant to 18 U.S.C. Section 1350,
      as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Form 10-QSB of Milestone Capital, Inc. (the "Company") for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge and belief, that:

          1) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

          2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     This certification is made solely for purpose of 18 U.S.C. ss. 1350 and not for any other purpose. A signed original of this written statement required by
Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Milestone Capital, Inc. and will be retained by Milestone Capital, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  August 19, 2003

                                            /s/  John Mangel III
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                                                 John Mangel III,
                                                 Chief Financial Officer and
                                                 Executive Vice President